Exhibit 3.295

STATE OF TENNESSEE Tre Hargett, Secretary of State Division of Business Services William R. Snodgrass Tower 312 Rosa L. Parks AVE, 6th FL Nashville, TN 37243-1102

Volunteer Treatment Center, LLC STE 1000 6100 TOWER CIR FRANKLIN, TN 37067-1509	December 23, 2015

Control # 259260	Effective Date:	12/28/2015
Document Receipt
Receipt #: 2357936	Filing Fee:	$400.00

Payment-Check/MO - WALLER LANSDEN DORTCH & DAVIS LLP, NASHVILLE, TN		$320.00
Payment-Check/MO - WALLER LANSDEN DORTCH, NASHVILLE, TN		$80.00

ACKNOWLEDGMENT OF CONVERSION

VOLUNTEER TREATMENT CENTER, INC. converted from a TENNESSEE For-profit

Corporation to

Volunteer Treatment Center, LLC

a TENNESSEE Limited Liability Company

This will acknowledge the filing of the attached Articles of Conversion with an effective date as indicated above.

When corresponding with this office or submitting documents for filing, please refer to the control number given above.

You must also file this document in the office of the Register of Deeds in the county where the entity has its principal office if such principal office is in Tennessee.

/s/ Tre Hargett
Tre Hargett
Secretary of State

Processed By: Cynthia Dunn

Phone (615) 741-2286 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

ARTICLES OF ENTITY CONVERSION
(Domestic Business Corporation to a Domestic Unincorporated Entity) (ss-4612)
THE GREAT SEAL OF THE STATE OF TENESSEE
AGRICULTURE XVI
COMMERCE
1796
Business Services Division
Tre Hargett, Secretary of State
State of Tennessee
312 Rosa L. Parks Ave., 6th Fl.
Nashville, TN 37243
(615) 741-2286
Filing Fee: $100.00
For Office Use Only
FILED
Pursuant to the provisions of T.C.A. §48-21-112(a) of the Tennessee Business Corporation Act, the undersigned hereby submits these articles of entity conversion:
1. Name of corporation immediately before the filling of the articles of entity conversion: Volunteer Treatment Center, Inc. Secretary of State Control Number: 0259260
Name to which the corporation is to be changed: Volunteer Treatment Center, LLC
2. The type of unincorporated entity that the survivor will be (check one):
General Partnership
Limited Liability Company
Limited Partnership
Business Trust
Joint Stock Association
Unincorporated Nonprofit Association
Other:
3. The plan of entity conversion was duly approved by the shareholders in the manner required by this chapter and the charter.
4. If the survivor is a filing entity, attached is the applicable public organic document, except that provisions that would not be required to be included in a restated public organic document may be omitted.
5. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:
(Not to exceed 90 days) Effective Date:
12 / 28 / 2015
Month Day Year
Time: 10:59 pm CST
12/22/15
Signature Date
Vice President & Secretary
Signer’s Capacity
Signature
Christopher L. Howard
Name (printed or typed)
*Note: Pursuant to T.C.A. §10-7-503 all information on this form is public record.
Submitter Information: Name: Ann K. RichPhone #: (615) 850-8745
SS-4612 (01/13) RDA 1678
TNI 12 - 01/25/2013 Wolters Kluwer Online

ARTICLES OF ORGANIZATION

OF

VOLUNTEER TREATMENT CENTER, LLC

The undersigned, acting as the organizer of a limited liability company under the Tennessee Revised Limited Liability Company Act, Tennessee Code Annotated, Sections 48-249-101, et seq., as amended, hereby adopts the following Articles of Organization for such limited liability company:

ARTICLE I

Name

The name of the limited liability company is Volunteer Treatment Center, LLC (the “Company”).

ARTICLE II

Registered Office and Agent

The address of the initial registered office is 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, in Williamson County. The name of the Company’s initial registered agent is Lauren Foley.

ARTICLE III

Organizer

The name and address of the organizer of the Company is Christopher L. Howard, 6100 Tower Circle, Suite 1000, Franklin, TN 37067.

ARTICLE IV

Principal Executive Office

The initial principal executive office of the Company is 6100 Tower Circle, Suite 1000, Franklin, TN 37067. The county in which the initial principal executive office is located is Williamson County, Tennessee.

ARTICLE V

Management

The Company shall be member-managed.

ARTICLE VI Date of Formation The existence of the Company is to begin upon the filing of these Articles of Organization. Dated: December , 2015
/s/ Christopher L. Howard
Christopher L. Howard, Organizer

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